Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Company Contact Alexis Waadt, Director of Investor Relations Airgain, Inc. investors@airgain.com	Investor Contact Matt Glover or Najim Mostamand Liolios Group, Inc. +1 949 574 3860 AIRG@liolios.com

Airgain Reports Record Sales for First Quarter 2018 and Announces CEO Succession Process

San Diego, CA, May 3, 2018 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including connected home, enterprise, automotive and Internet of Things (IoT), today announced record first quarter 2018 sales.  The company also initiated a CEO succession process with the departure of the company’s President and Chief Executive Officer Chuck Myers, effective May 2, 2018.

First Quarter 2018 Financial Highlights

•	Sales of $13.3 million
•	Gross margin of 47%
•	GAAP earnings per diluted share of $(0.12)
•	Non-GAAP earnings per diluted share of $(0.07)
•	Adjusted EBITDA loss of $0.5 million

CEO Succession Process

After more than seven years of leading Airgain and serving on its board of directors, President and Chief Executive Officer Charles Myers will be leaving the company to pursue  other opportunities, effective May 2, 2018.

Effective May 2, 2018, Airgain Chairman James K. Sims will assume the role of interim chief executive officer as the company searches for a new permanent CEO.

“It has been a privilege to have led Airgain for over seven years,” said Myers.  “I am proud to have been a member of an outstanding team and to have been associated with the company during its transformation.  I leave the company knowing that it’s in a much stronger position and on the right track toward achieving its vision of connecting the entire physical world as we know it.”

“Chuck has played a great role in elevating the company to where it is today,” said Sims. “We are grateful for his many accomplishments and efforts in redefining the company over the past seven years. On behalf of all Airgain employees and the board of directors, I wish Chuck all the success with his new endeavors.”

First Quarter 2018 Financial Results

Sales totaled $13.3 million compared to $11.3 million in the same year-ago period.

Gross profit grew 17% to $6.2 million from $5.3 million in Q1 of last year. Gross margin as a percentage of sales was 47% in the first quarter of 2018, consistent with the same year-ago period.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Total operating expenses for the first quarter of 2018 grew 51% to $7.4 million from $4.9 million in Q1 of last year. The increase was primarily due to increased expenses to support the company’s sales, marketing, and R&D initiatives.

Net loss totaled $1.1 million or $(0.12) per diluted share (based on 9.5 million shares), compared to net income of $0.4 million or $0.04 per diluted share (based on 10.2 million shares) in the same year-ago period.

Non-GAAP net loss totaled $0.6 million or $(0.07) per diluted share (based on 9.5 million shares), compared to non-GAAP net income of $0.6 million or $0.06 per diluted share (based on 10.2 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, fair market value for adjustments of warrants, acquisition transaction costs and share-based compensation) decreased to a loss of $0.5 million from income of $0.7 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Total shares repurchased for the first quarter 2018 were 86,168 shares at an average price of $9.06 for a total amount of $0.8 million.

Management Commentary

“Our strong topline results build on the momentum we generated at the end of fiscal 2017,” said Airgain Chief Financial Officer Anil Doradla. “Driving this growth has been the acceleration of our customers’ deployments, particularly as it relates to the 802.11ac and DOCSIS upgrades. We also are gaining traction with our initiatives to expand our position in the automotive market, which remains a major growth opportunity for us. Overall, these results set a solid baseline to continue executing on our initiatives to achieve our sales target of 20% growth for fiscal 2018.”

Financial Outlook

For fiscal year 2018, the company reaffirms its sales outlook of 20% growth over fiscal year 2017.

Conference Call

Airgain management will hold a conference call today Thursday, May 3, 2018 at 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Daylight Time) to discuss financial results for the first quarter ended March 31, 2018, and to provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Thursday, May 3, 2018

Time: 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Daylight Time)

U.S. dial-in: 1-877-451-6152

International dial-in: 1-201-389-0879

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

The conference call will be broadcast live and available for replay in the investor relations section of the company's website.

A replay of the call will be available after 7:30 p.m. Eastern Daylight Time on the same day through June 3, 2018.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13678669

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including connected home, enterprise, automotive and Internet of Things (IoT).  Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs.  Airgain’s antennas are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices.  Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China.  For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding the investment in our business and key growth areas, our ability to expand our position in the automotive market, our ability to continue to build on our long track record of success by investing in our business and aligning with the industry’s major growth drivers and our 2018 financial outlook, as well as statements related to the search for a successor CEO.  The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: adjustments to the unaudited financial results reported for the first quarter ended March 31, 2018 in connection with the completion of the company's final closing process and procedures, final adjustments, and other developments that may arise during the preparation of our Quarterly Report on Form 10-Q; the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; risks and uncertainties related to management and key personnel changes and any difficulties or delays we encounter in identifying a successor CEO; a slower than anticipated rollout of certain customers’ deployments; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; risks that we may not fully realize the benefits associated with the partnerships we have entered into, or that certain existing partnerships may be terminated by either party; our ability to identify and

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

consummate strategic acquisitions and partnerships, and risks associated with completed acquisitions and partnerships adversely affecting our operating results and financial condition; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement Airgain's condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), non-GAAP net income attributable to common stockholders (non-GAAP Net income), and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, the fair market value adjustments for warrants, and acquisition related expenses, which include due diligence, legal, integration, and regulatory expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. In addition, our recent acquisition related activities resulted in operating expenses that would not have otherwise been incurred. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period. Furthermore, we believe the consideration of measures that exclude such acquisition related expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this release.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Balance Sheets

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$15,462,507	$15,026,068
Short term investments	17,515,408	21,287,064
Trade accounts receivable, net	8,180,047	8,418,132
Inventory	518,688	741,557
Prepaid expenses and other current assets	1,182,034	609,786
Total current assets	42,858,684	46,082,607
Property and equipment, net	1,418,657	1,036,860
Goodwill	3,700,447	3,700,447
Customer relationships, net	3,955,168	4,075,918
Intangible assets, net	1,003,737	1,052,333
Other assets	288,132	349,743
Total assets	$53,224,825	$56,297,908
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,215,806	$3,969,083
Accrued bonus	718,924	2,224,517
Accrued liabilities	1,081,278	1,121,833
Deferred purchase price	1,000,000	1,000,000
Current portion of long-term notes payable	1,000,000	1,333,333
Current portion of deferred rent obligation under operating lease	81,332	81,332
Total current liabilities	8,097,340	9,730,098
Deferred tax liability	10,563	7,971
Deferred rent obligation under operating lease	319,182	334,860
Total liabilities	8,427,085	10,072,929
Stockholders’ equity:
Common shares, par value $0.0001, 200,000,000 shares authorized at March 31, 2018 and December 31, 2017; 9,669,962 and 9,616,992 shares issued at March 31, 2018 and December 31, 2017, respectively; 9,448,794 and 9,481,992 shares outstanding at March 31, 2018 and December 31, 2017, respectively	966	961
Additional paid in capital	90,370,362	89,907,766
Treasury stock, at cost: 221,168 shares and 135,000 shares at March 31, 2018 and December 31, 2017, respectively	(2,037,013)	(1,257,100)
Accumulated other comprehensive loss	(21,043)	(16,907)
Accumulated deficit	(43,515,532)	(42,409,741)
Total stockholders’ equity	44,797,740	46,224,979
Commitments and contingencies
Total liabilities and stockholders’ equity	$53,224,825	$56,297,908

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statements of Operations

	For the Three Months Ended March 31,
	2018	2017
Sales	$13,305,098	$11,252,417
Cost of goods sold	7,110,927	5,963,959
Gross profit	6,194,171	5,288,458
Operating expenses:
Research and development	2,269,114	1,596,799
Sales and marketing	2,884,386	1,628,141
General and administrative	2,204,340	1,638,039
Total operating expenses	7,357,840	4,862,979
Income (loss) from operations	(1,163,669)	425,479
Other expense (income):
Interest income	(110,431)	(37,201)
Interest expense	13,904	30,764
Total other income	(96,527)	(6,437)
Income (loss) before income taxes	(1,067,142)	431,916
Provision for income taxes	38,649	46,826
Net income (loss)	$(1,105,791)	$385,090
Net income (loss) per share:
Basic	$(0.12)	$0.04
Diluted	$(0.12)	$0.04
Weighted average shares used in calculating income (loss) per share:
Basic	9,479,742	9,359,562
Diluted	9,479,742	10,201,606

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statements of Cash Flows

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(1,105,791)	$385,090
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	121,417	115,447
Amortization	169,346	97,346
Amortization of discounts on investments, net	(8,280)	—
Stock-based compensation	358,896	73,475
Deferred tax liability	2,592	9,834
Changes in operating assets and liabilities:
Trade accounts receivable	238,085	(2,357,941)
Inventory	222,869	38,494
Prepaid expenses and other assets	(510,637)	(75,203)
Accounts payable	246,723	42,917
Accrued bonus	(1,505,593)	(1,149,076)
Accrued liabilities	(40,555)	(268,306)
Deferred obligation under operating lease	(15,678)	(30,739)
Net cash used in operating activities	(1,826,606)	(3,118,662)
Cash flows from investing activities:
Purchases of available-for-sale securities	(3,724,200)	—
Maturities of available-for-sale securities	7,500,000	—
Purchases of property and equipment	(503,214)	(119,312)
Net cash provided by (used in) investing activities	3,272,586	(119,312)
Cash flows from financing activities:
Repayment of notes payable	(333,333)	(388,563)
Reversal of costs related to initial public offering	—	781
Common stock repurchases	(779,913)	—
Proceeds from exercise of stock options	103,705	323,651
Net cash used in financing activities	(1,009,541)	(64,131)
Net increase (decrease) in cash and cash equivalents	436,439	(3,302,105)
Cash and cash equivalents, beginning of period	15,026,068	45,161,403
Cash and cash equivalents, end of period	$15,462,507	$41,859,298
Supplemental disclosure of cash flow information
Interest paid	$15,340	$32,508
Taxes paid	$7,409	$—

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of GAAP to non-GAAP Net Income (Loss)
Net income (loss)	$(1,105,791)	$385,090
Stock-based compensation expense	358,896	73,475
Amortization	169,346	97,346
Other income	(96,527)	(6,437)
Provision for income taxes	38,649	46,826
Non-GAAP net income (loss)	$(635,427)	$596,300
Non-GAAP net income (loss) per share:
Basic	$(0.07)	$0.06
Diluted	$(0.07)	$0.06
Weighted average shares used in calculating non-GAAP income per share:
Basic	9,479,742	9,359,562
Diluted	9,479,742	10,201,606

Airgain, Inc.
Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(1,105,791)	$385,090
Stock-based compensation expense	358,896	73,475
Depreciation and amortization	290,763	212,793
Other income	(96,527)	(6,437)
Provision for income taxes	38,649	46,826
Adjusted EBITDA	$(514,010)	$711,747